Exhibit 10.3

LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease") is made and entered into this 22nd day of December, 2015, by and between 4551 Commerce Holdings LLC, a Missouri limited liability company ("Landlord") and Christian Disposal LLC, a Missouri limited company ("Tenant").

IN CONSIDERATION OF One Dollar ($1.00) and other good and valuable consideration, paid by Tenant to Landlord, receipt of which is hereby acknowledged, the parties agree as follows:

Section 1.   Basic Terms.  The parties hereto acknowledge and agree to the following provisions:

Leased Premises:
The property and improvements commonly known and numbered as 4551 Commerce Avenue, High Ridge, Missouri as shown as the hatched area on Exhibit “A,” excepting therefrom the gravel paved fenced parking area of approximately 1.2 acres.

Property	4551 Commerce Avenue, High Ridge, Missouri

Term:	Five (5) years, terminating on December 17, 2020

Commencing on:	18th day of December, 2015 (the "Commencement Date")

Monthly Rent:	Six Thousand Five Hundred Dollars ($6,500.00)

Security Deposit:	Six Thousand Five Hundred Dollars ($6,500.00)

Rent Payment Address:	15 Squires Lane St. Louis, Missouri 63131

Late Payment Fee:	$200.00

Permitted Use:	office and vehicle repair shop and vehicle parking and storage

Tenant's Notice Address:	103 Pine Street Post Office Box 9 Winfield, Missouri 63389

Section 2.   Leased Premises.  Landlord for and in consideration of the rents, covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by Tenant, has leased and by these presents does lease to Tenant, and Tenant does hereby lease from Landlord, the Leased Premises set forth in Section 1.  Tenant accepts the Leased Premises subject to: (i) conditions, restrictions and limitations, if any, now appearing of record; and (ii) zoning ordinances of any municipality and any other governmental body now existing or which may hereafter exist by reason of any legal authority during the Lease Term.

Section 3. Use of Leased Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, for the Permitted Use set forth in Section 1 and for no other use.

Section 4. Term.  This Lease shall be for the Term set forth in Section 1 with the Term commencing on the Commencement Date set forth in Section 1.  At the expiration of the tenancy hereby created, Tenant agrees to remove such of Tenant's equipment, goods and effects as are not permanently affixed to the Leased Premises and Tenant shall peaceably yield up the Leased Premises clean and in good order, repair and condition, normal wear and tear excepted.  Tenant at its expense shall repair any damage to the Leased Premises incurred in complying with the provisions of this Lease.  Tenant's obligation to observe or perform the covenants contained in this Section shall survive the expiration or other termination of the Lease Term.  Any personal property of Tenant not removed prior to the termination of this Lease shall, at Landlord's option, either: (i) be removed and disposed of by Landlord at Tenant's expense; or (ii) become the property of Landlord.  Tenant agrees to pay rent, on a pro rata basis, in an amount based on 125% of the agreed Monthly Rent for each day Tenant or anyone holding under Tenant shall retain the Leased Premises after the termination of this Lease (unless renewed with Landlord's written approval), whether by limitation or forfeiture, and shall indemnify Landlord against all loss or liability resulting from such delay by Tenant in surrendering the Leased Premises including, without limitation, any claims made by any succeeding occupant founded on such delay.

Section 5. Rental Amount and Payment.

A. The Monthly Rent shall be the amount set forth in Section 1 (prorated on a daily basis for any partial month) and shall be paid, in advance, without notice, on or before the first day of each month during the Term.

B. Tenant shall pay as additional rent any money required to be paid by Tenant under this Lease, whether or not the same be designated "additional rent".  If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectable as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or limit any other remedy of Landlord.

C. All rental payments are to be made to Landlord at the Rent Payment Address set forth in Section 1 or such other address as Landlord shall from time to time designate in a notice to Tenant.

D. All rental installments shall be paid without any deduction, set-off, or offset whatsoever and without any prior demand being required in advance.

E. If Tenant shall fail to pay, when the same is due and payable, subject to a grace period of five (5) days, any rent or any additional rent, Tenant agrees to pay Landlord as additional rent, the following: (i) the Late Payment Fee set forth in Section 1; and (ii) interest at the rate of fourteen percent (14%) per annum from the 10th day of delinquency to the date of payment.  Tenant shall pay to Landlord a Twenty-Five Dollar ($25.00) service charge for any checks of Tenant that are returned or dishonored by Tenant's bank.

F. Tenant shall pay to Landlord all charges for any services, goods, or materials furnished by Landlord at Tenant's request, which are not required to be furnished by Landlord under this Lease, within thirty (30) days after Landlord renders a statement therefor to Tenant.

G. Tenant acknowledges and agrees that the Security Deposit and any advanced rents received by Landlord shall not be held by any managing agent in an escrow account and shall be held by Landlord as its sole property, subject to the rights of Tenant pursuant to this Lease.

Section 6.              Security Deposit.  Concurrently with the execution of this Lease, Tenant shall deliver to Landlord the Security Deposit set forth in Section 1 as security for Tenant's performance of the covenants and conditions of this Lease.  The deposited money may be co-mingled with other funds of Landlord and Landlord shall not be liable for interest.  If Tenant shall default with respect to any covenant or condition of this Lease, including but not limited to the payment of rent, Landlord may apply all or part of the Security Deposit to the payment of any sum in default or any other sum which Landlord may be required to spend by reason of Tenant's default.  Should Tenant comply with all of the covenants and conditions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant within fifteen (15) days following the expiration of the term hereof.  Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Leased Premises in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.

Section 7.    Trash and Utilities.

A. Tenant shall keep all trash and garbage in appropriate containers and bags will arrange at its expense for a trash collection service to pick up the trash and garbage, and will comply with such reasonable rules and requirements as Landlord shall from time to time establish regarding garbage and trash.  Tenant shall not deposit any rubbish or waste in any other dumpster on the Property.

B. Tenant shall promptly pay all charges for all utilities used in or on the Leased Premises, including but not limited to electricity, gas, fuel, water, sewer service, trash collection service, telephone service, and other utilities used in or on the Leased Premises, as they become due and shall contract for such utilities in its own name.  If not separately metered, the cost of any utility service will be shared based upon Landlord's reasonable estimate of actual consumption.

C. Landlord shall not be responsible for any discontinuation or interruption of any utility service and any such discontinuation or interruption shall not give either party the right to terminate this Lease or cause the rent or additional rent provided herein to be abated.

Section 8. Insurance.

A. Tenant shall, during the entire term hereof, keep in full force and effect a policy of commercial general liability coverage with broad form public liability and property damage insurance with respect to the Leased Premises and the business operated by Tenant in which the limits of public liability shall be not less than One Million Dollars per person and One Million Dollars per accident and in which the property damage liability shall be not less than Five Hundred Thousand Dollars ($500,000.00).  The policy shall include Landlord, any persons, firms or corporations designated by Landlord and Tenant as an additional insured, and shall contain a provision or endorsement that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice.  The insurance shall be in an insurance company approved by Landlord and a copy of the policy and a certificate of insurance shall be delivered to Landlord prior to Tenant taking possession of the Leased Premises.

B. If a policy initially procured by Tenant terminates during the Term hereof, a renewal policy and new certificate of insurance shall be delivered to Landlord at least thirty (30) days before the termination date of the initial policy.  If Tenant does not procure or maintain any insurance required to be kept and maintained by it hereunder, Landlord may procure such insurance and pay the premium therefor, and Tenant agrees to pay to Landlord the amount paid by Landlord as the premium.  Such payment by Tenant to Landlord shall be deemed additional rent and payable as such on the first day of the month succeeding the month in which the premium was paid by Landlord.

C. Tenant shall not use, or permit the Leased Premises, or any part thereof to be used, for any purpose or purposes other than the purpose or purposes for which the Leased Premises are hereby leased; and no use shall be made or permitted to be made of the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Property in which the Leased Premises are located once said rate has been established, or cause a cancellation of any insurance policy covering said Property or any part thereof, nor shall Tenant sell or permit to be kept, used or sold in or about the Leased Premises any article which may be prohibited by standard form of fire insurance policies.  Tenant shall, at its sole cost, comply with any and all requirements pertaining to the use of the Leased Premises of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance, covering the Property.  In the event Tenant's use of the Leased Premises results in a rate increase for the Property, Tenant shall pay to Landlord as additional rent, as and when requested by Landlord, a sum equal to the additional premium occasioned by said rate increase.

Section 9.              Tenant's Duty to Maintain and Repair.  Tenant shall keep and maintain in good order, condition and repair (including any such replacement and restoration as is required for that purpose) the Leased Premises and every part thereof and any and all appurtenances thereto including, but not limited, to all access routes to public roads and removal of ice and snow.  If Tenant refuses or neglects to perform any repair as required hereunder, and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may occur to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs, upon presentation of a bill therefor, as additional rent.  Tenant shall, upon demand, as additional rent, reimburse Landlord for the cost of repairing any damage to the Property, caused by Tenant or its employees, agents, invitees, licensees or contractors.

Section 10.            Taxes.

A. Tenant's Taxes.  Tenant will pay promptly when due all personal property taxes, if any, on Tenant's movable equipment and personal property that Tenant places on the Premises.  If Tenant's property is assessed together with Landlord's property, the parties will use commercially reasonable efforts to seek a separate assessment; if such efforts are not successful, the parties will negotiate a reasonable allocation of the taxes between Landlord's interests and Tenant's equipment and personal property.

B. Landlord's Taxes.  Landlord will pay when due all general real estate taxes and assessments which may be imposed upon the Premises during the Term.  In addition, Landlord will pay when due any other taxes (including rent, gross receipts, income and franchise taxes, if any), assessments or other impositions by any authority having the direct or indirect power to tax the Rent, any interest in the Premises, Landlord's business of leasing the Premises, or upon Tenant's use or occupancy of the Premises.

Section 11. Condition of Leased Premises.

A. Tenant accepts the Leased Premises and the Property in their present condition and without any representation or warranty by Landlord as to the condition thereof or as to the use or occupancy which may be made thereof.

B. Tenant shall not, without first obtaining Landlord's written approval and consent: (i) make or cause to be made any alterations, additions, or improvements to the Leased Premises; or (ii) install or cause to be installed any fixtures, improvements, signs or equipment, on the Leased Premises.

C. Tenant shall not do or suffer anything to be done whereby the Leased Premises or the Property may be encumbered by any mechanic's, laborer's or materialman's lien.  In addition, Tenant shall, whenever and as often as any such lien is filed against the Leased Premises or the Property or any part thereof purporting to be for labor or material furnished for or to Tenant or upon the Leased Premises, discharge the same of record within thirty (30) days after the filing.  Notwithstanding anything herein to the contrary, Tenant may in good faith contest any such lien as long as Tenant furnishes to Landlord a bond in an amount equal to the lien claim which bond shall be issued by a surety company approved by Landlord and duly authorized and licensed to transact surety business in the State of Missouri.

D. Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Mechanic's Lien Law of the State of Missouri, it being expressly understood that the Landlord's estate shall not be subject to such liability.  The Tenant shall have no power or right to do any act or make any contract which may create or be the basis for any lien, mortgage or other encumbrance upon the estate of the Landlord.

Section 12.              Condemnation.  If, during the Lease Term, or any extension or renewal thereof, all or a any part of the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective as of the date of taking or conveyance of said Leased Premises by the condemning authority.  Landlord shall be entitled to receive the entire award in any condemnation or eminent domain proceeding or in any purchase in lieu thereof, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to all and any part of such award, provided, however, Tenant shall be entitled to receive any award made for loss or damage to its removable personal property, trade fixtures, leasehold improvements installed at Tenant's expense during the Lease Term.

Section 13. Default.

A. In the event of (i) any failure of Tenant to pay any rent or additional rent  due hereunder for more than five (5) days after written notice of such failure to pay shall have been given to Tenant, or (ii) any failure of Tenant to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than fifteen (15) days after written notice of such default shall have been given to Tenant, or if Tenant or any guarantor of this Lease shall become bankrupt or insolvent, or file any debtor proceedings or file or have filed against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's property, or if Tenant shall abandon the Leased Premises, Landlord besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.  By setting forth in this Section certain specific rights and remedies of Landlord upon the happening of any of the events set forth in this Section, Landlord does not waive its right to pursue any other right or remedy to which it may be entitled at law or in equity, including but not limited to (1) an action to recover any amount due it by Tenant without exercising its right of re-entry or taking possession as provided in this Section or (2) an action for injunctive relief.

B. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises and relet said Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.  If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  No such re-entry or taking possession of said Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless the termination thereof shall be decreed by a court of competent jurisdiction.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.  Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorneys' fees, and including the worth at the time of such termination of the rent and charges equivalent to rent reserved in this Lease for the remainder of the stated Term, all of which amounts shall be immediately due and payable from Tenant to Landlord as additional rent due hereunder.  Any judgment ordering Tenant to pay Landlord money, which judgment arises out of this Lease or any provision thereof shall bear interest at the rate of eighteen percent (18%) per annum.

C. In the event suit shall be brought for recovery of possession of the Leased Premises or for the recovery of rent or any other amount due under the provisions of this Lease, or in the event Tenant shall breach any covenant, agreement, condition or provision herein contained on the part of Tenant to be kept or performed, Tenant shall pay to Landlord as additional rent due hereunder all expenses incurred in connection with such suit or breach, including Landlord's reasonable attorneys' fees.

Section 14.   Indemnity and Release.  Tenant hereby agrees to defend, pay, indemnify and save free and harmless Landlord, and any person claiming by, through or under Landlord, from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees or judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including attorneys' fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising directly or indirectly out of or from or on account of any occurrence in, upon, at or from the Leased Premises or occasioned wholly or in part through the use or occupancy of the Leased Premises or by any act or omission of Tenant or any sublessee, concessionaire or licensee of Tenant or their respective employees, agents, contractors or invitees, or any other person, including the persons indemnified hereby, in, upon, at, or from the Leased Premises, or the Property or on the property, street, sidewalk or parking areas adjacent to the Property, except claims arising out of the gross negligence or willful act of Landlord and/or other persons sought herein to be indemnified against loss.  Tenant and all those claiming by, through or under Tenant shall occupy and use the Leased Premises solely at their own risk and Tenant and all those claiming by, through or under Tenant hereby release Landlord, to the full extent permitted by law, from all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business or from business interruption, arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof except those claims arising out of the gross negligence or willful act of Landlord.  Landlord shall not be responsible or liable at any time to Tenant, or to those claiming by, through or under Tenant, for any loss of life, bodily or personal injury or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any other persons.

Section 15.   Waiver of Subrogation.  Landlord and Tenant and all parties claiming under them hereby mutually release and discharge the other from all claims and liabilities arising from or caused by any hazard covered by insurance on the Leased Premises, or covered by insurance in connection with property on or activities conducted at the Leased Premises, regardless of the cause of the damage or loss, including, but not limited to, Tenant's negligence.  This waiver of subrogation shall apply only to the extent that such loss or damage is covered by insurance and only so long as the applicable insurance policies contain a clause to the effect that this waiver of subrogation shall not affect the right of the insured to recover under such policies.

Section 16.   Right of Entry.  Tenant authorizes the Landlord or any of Landlord's agents to enter the Leased Premises at all times upon at least twenty-four (24) hours prior notice, except in the case of an emergency when no notice shall be required, to inspect, renovate, repair, alter, show the Leased Premises to prospective tenants or purchasers, place upon the Leased Premises the usual notices "For Sale" or "For Lease" and advertise the Leased Premises for sale or lease.  When reasonably necessary Landlord may close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or relieving Tenant from the duty of observing and performing any of the provisions of this Lease.

Section 17. Rights Reserved by Landlord.  Landlord reserves the right to put billboards, outdoor advertising structures and any other improvements on the Property, and Landlord shall be entitled to all rent attributable thereto.  Landlord may also grant easements or convey title to such portions of the Property as may be required, in Landlord's sole judgment, to facilitate the construction of such billboards, outdoor advertising structures and other improvements.  The Landlord reserves the right to grant easements over, under and through the Leased Premises, and to enter on the Leased Premises during normal business hours and after notice to Tenant in order to install, at its own cost and expense, utility lines and fixtures and other improvements beneficial to the Leased Premises and in connection therewith as may be required by the Landlord.  The Landlord covenants that such easements shall not interfere with the normal operation of Tenant's business.

Section 18.   Assignment and Sublease.  This Lease is not assignable by Tenant, nor shall the Leased Premises or any part thereof be sublet without the written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion.  No part of the Leased Premises shall be used or be permitted to be used for any purpose other than the Permitted Use, without the prior written consent of Landlord.  Any transfer of this Lease from Tenant by merger, consolidation or liquidation, or any change in ownership of Tenant from its current owners as of the date of this Lease shall constitute an assignment for the purpose of this Lease, said assignment requiring the consent of Landlord; provided, however, that any such merger of Tenant, with or into, or transfer of Tenant’s ownership interests to, an entity that owns, is a member of, or is otherwise an affiliate of Tenant shall not constitute an assignment hereunder.

Section 19.   Landlord's Liability.  In the event of any sale of the Leased Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all covenants and obligations contained in or derived from this Lease, arising out of any act, occurrence or omission occurring after the consummation of the sale; and the purchaser at the sale or any subsequent sale of the Leased Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.  Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the land comprising the Leased Premises for the collection of any judgment (or any judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed and/or performed by Landlord; subject, however, to the prior rights of any secured party or mortgagee, and no other assets of the Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

Section 20. Waiver.  The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant or condition herein contained; nor shall any consent by Landlord to any assignment or sub-letting of the Leased Premises, or any part thereof, be held to waive or release any assignee or sublessee from any of the foregoing conditions or covenants as against him or them; but every such assignee and sublessee shall be expressly subject thereto.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.  No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord.  Time is strictly of the essence of Tenant's performance of all covenants and agreements to be kept and performed by Tenant and in the payment of all sums to be paid to Landlord by Tenant.

Section 21. Surrender of Lease.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subleases or subtenancies.

Section 22. Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

Section 23. Subordination of Lease.  This Lease and the Term and estate hereby granted are and shall be subject and subordinate to the lien of all mortgages and deeds of trust which may now or at any time hereafter affect all or any portion of the Leased Premises or the Property or the Landlord's interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof.  The foregoing provisions for the subordination of this Lease shall be self-operative and no further instrument shall be required to effect any such subordination; but Tenant shall, however, upon request by Landlord, at any time or times execute and deliver any and all reasonable instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same.  If Tenant shall fail or otherwise refuse to execute a subordination in accordance with this Section, then, and upon such event, Tenant shall be deemed to have appointed Landlord and Landlord shall thereupon be regarded as the attorney-in-fact of Tenant, duly authorized to execute and deliver the required subordination for and on behalf of Tenant, but the exercise of such power by Landlord shall not be deemed a waiver of Tenant's default.  Landlord shall use its best efforts to obtain from any mortgagee or secured party an agreement providing that so long as Tenant is not in default under the terms of this Lease, the leasehold estate of Tenant created hereby and Tenant's peaceful and quiet possession of the Leased Premises shall be undisturbed by any foreclosure so long as Tenant continues to comply with the terms of this Lease.  Such agreement may also provide that Tenant shall attorn to such mortgagee if such holder succeeds to the interest of Landlord in the Property, the Leased Premises or any part or parts thereof by foreclosure proceedings or as a result of any conveyance in lieu of foreclosure proceedings.

Section 24. Tenant's Covenants.

A. Tenant shall keep the Leased Premises in a neat, clean and sanitary condition, shall properly contain and remove all litter, debris and garbage and shall keep the Leased Premises and neighboring properties clear of any blowing or drifting trash.

B. Tenant shall be solely responsible for any and all repairs, improvements, modifications or changes of any kind whatsoever that are required to be made to the Leased Premises or the access thereto as a result of the requirements contained within: (i) the Americans With Disabilities Act (Pub.L.101-336, 104 Stat.327, 42 U.S.C. 12101-12213 and 47 U.S.C. 225 and 611) and the regulations promulgated thereunder (collectively the "ADA"); and (ii) any other federal, state or local laws that are similar to, supplement or enhance such legislation.

C. Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use of the Leased Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.

D. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance, odors or other act or thing which may disturb the quiet enjoyment of any other tenant in the Property, or which may disturb the quiet enjoyment of any person within five hundred (500) feet of the boundaries of the Property.

E. Landlord reserves the right from time to time to adopt, amend or supplement reasonable and nondiscriminatory rules and regulations applicable to the Leased Premises and the Property.  Notice of adoption of any rules and regulations, and amendments and supplements, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules, regulations and amendments.

Section 25.   Estoppel Certificate.  Upon the request of either party, at any time or from time to time, Landlord and Tenant agree to execute, acknowledge and deliver to the other, within ten (10) days after such request, a written instrument, duly executed and acknowledged, (a) certifying that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications, (b) specifying the dates to which the fixed annual rent and charges have been paid, (c) stating whether or not, to the knowledge of the party executing such instrument, the other party hereto is in default, and, if such party is in default, stating the nature of such default, (d) stating the Commencement Date and termination date, (e) containing such other matters and provisions as shall be reasonably requested.

Section 26. Environmental Responsibility.  Tenant covenants that it will not dispose of or place on the Leased Premises any hazardous materials, hazardous substances, asbestos or underground tanks.  Tenant will comply with all statutes, ordinances, rules, regulations, orders and decisions (hereinafter collectively referred to as "Standards") issued by any federal, state or local governmental body or agency established thereby (hereinafter collectively referred to as "Authority") relating to Tenant's use, occupancy and maintenance of the Leased Premises and the conduct of its business on the Leased Premises including, but not limited to, full and complete compliance with all Standards, present or future, set by any Authority concerning air quality, water quality, noise, hazardous substances and hazardous waste.  Tenant agrees to notify Landlord immediately of any claim by or notice from any Authority asserting any violation of any Standard with respect to the condition, use or occupancy of the Leased Premises.  Tenant agrees to indemnify, defend and hold Landlord harmless against any claim, damage, liability, cost, penalty, fine or expense (including Landlord's attorneys' fees, engineering and consulting costs, and Landlord's cost of cleanup, disposal or compliance), resulting from any actual, asserted or threatened violation of any Standard with respect to the Leased Premises, provided that the actual, asserted or threatened violation occurred during the term of this Lease or as a result of Tenant's use, occupancy or maintenance of the Leased Premises.  Tenant's liability pursuant to this indemnity shall survive the termination of this Lease.

Section 27.              Miscellaneous.

A. Any and all notices required or permitted to be served hereunder shall be given in writing and shall be effective upon its deposit in the United States mails, postage prepaid, return receipt requested, addressed as follows, or to such other place as either party shall designate by notice to the other party:

If to Landlord:                       4551 Commerce Holdings LLC
15 Squires Lane
St. Louis, Missouri  63131

If to Tenant:                         at Tenant's Notice Address set
forth in Section 1 of this Lease

B. Whenever the word "Landlord" is used herein it shall be construed to include the heirs, executors, administrators, successors, assigns or legal representatives of Landlord; and the word "Tenant" shall, subject to the restrictions on assignment contained in this Lease, include the heirs, executors, administrators, successors, assigns, or legal representatives of Tenant and the words Landlord and Tenant shall include singular and plural, individual or corporation.

C. The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

D. Each of the parties represents and warrants that such party is not aware of and has not created any claim for brokerage commissions or finder's fees in connection with the execution of this Lease, and each of the parties agrees to indemnify the other against, and hold harmless from, all liabilities arising from any such claim (including, without limitation, the cost of counsel fees in connection therewith).

E. Time is of the essence of this Lease.

F. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, and of the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

G. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

H. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby leased without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

I. The terms and conditions of this Lease shall be governed by the laws of the State of Missouri.

J. This Lease and the exhibits hereto constitute the entire agreement between the parties hereto and may not be changed orally.

K. Tenant agrees that it will not record this Lease or any notice or memorandum of this Lease without Landlord's prior written approval.

[Signature page immediately follows]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

4551 Commerce Holdings LLC,
a Missouri limited liability company

Landlord:	By:	/s/ Timothy Drury
Name: Timothy Drury
Title: Manager

Christian Disposal LLC,
a Missouri limited liability company

Tenant:	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Manager

EXHIBIT A
to
LEASE AGREEMENT

PROPERTY DESCRIPTION

N 22°47'30" W 198.23'
FOUND 3/4" IRON PIPE 0.30' SOUTH 0.20' WEST
FOUND 3/4" IRON PIPE 0.05' SOUTH 0.10' WEST
25'W. EASEMENT FOR FIRE LANE
7.5'W. EASEMENT
FENCE CORNER 2' NORTH
UNDEFINED DILAPIDATED GRAVEL PARKING AREA
EAST LINE OF U.E. EASEMENT
BASE FOR HIGH-TENSION POWER LINES
SET 3/4" IRON PIPE WITH "LS 129-D" CAP
WOOD RAMP
MODULAR TRAILER
60.2'
DILAPIDATED TRAILER
LOT 15
2.8 ACRES ±
PARKWAY
25' BUILDING LINE
10'W. EASEMENT
7.5'W. EASEMENT
40'W. EASEMENT FOR ROADWAY PURPOSES
ASPHALT
FRAME CANOPY
7.5'W. EASEMENT
GRAVEL
CONCRETE
TANK
S 76°45'30" W 434.97'
COMMERCE (40'W.) ROAD
ASPHALT PAVEMENT
UNDEFINED DILAPIDATED GRAVEL PARKING AREA
S 89°30'00" W 362.00'
60.6'
CONCRETE
COVERED
55.9'
LOT 16
TWO STORY METAL BUILDING WITH BRICK FACADE
25' BUILDING LINE
15'W. EASEMENT
116.3'
ASPHALT
58.3'
25' BUILDING LINE
EXISTING 30'W. ROAD EASEMENT FOR 30 SQUARE INDUSTRIAL PARK
15'W. EASEMENT